UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
April 3, 2006

STUDIO ONE MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-10196	23-2517953
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7650 E. Evans Rd., Suite C
Scottsdale, Arizona  85260
(Address of principal executive offices) (Zip Code)

(480) 861-1183
(Registrant's telephone number, including area code)

DIMENSIONAL VISIONS INCORPORATED
8777 N. Gainey Center Drive, Suite 191, Scottsdale, Arizona 85258
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

The Registrant Studio One Media, Inc. (“Company”) reports that Studio One Entertainment, Inc. (“SO Entertainment”) has filed a U.S. Provisional Patent application with the U.S. Patent and Trademark Office on April 5, 2006, covering its entertainment Kiosk (the “Studio One Kiosk”)..

The Studio One Kiosk is a self contained interactive Kiosk designed for installation in shopping malls and other high traffic public areas. The Company believes the Studio One Kiosk to be a proprietary and unique opportunity in the entertainment industry. The Kiosk will enable the public, for a fee, to record their video and voice images in a mini, state-of-the-art recording studio environment and enter their performances in music, modeling and other talent related contests.

The Registrant has entered into an agreement to purchase 100% of SO Entertainment of Scottsdale, Arizona, in a one-for-one, stock-for-stock transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 11, 2006

STUDIO ONE MEDIA, INC.
(f/k/a Dimensional Visions Incorporated

By:       /s/ Preston J. Shea
Name:  Preston J. Shea
Title:    President